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                                                                   EXHIBIT 10.22


                   INDEMNIFICATION AND CONTRIBUTION AGREEMENT


         This Agreement (the "Agreement") is made and entered into as of March 3, 1999, by and among Michael A. Bird ("Bird"), John E. Feltl ("Feltl"), Stephen
D. King ("King"), Timothy I. Maudlin ("Maudlin"), and Wayne W. Mills ("Mills") (each also a "Guarantor"), and Cafe Odyssey, Inc., a Minnesota corporation (the "Company").

                                  INTRODUCTION

         A. The Company is a party to a Revolving Credit Agreement dated ____________, 1999 with BankWindsor (the "BankWindsor Agreement") providing for the borrowing by the Company of up to $1,000,000 on a revolving basis (the "BankWindsor Financing");

         B. As a condition to the borrowing, BankWindsor required one or more guarantors to execute Several Guarantees (each, a "Guaranty") of the BankWindsor Financing. The Guarantors have executed Guarantees in the following amounts:
Bird, $50,000; Feltl, $175,000; King, $175,000; Maudlin, $100,000; and Mills,
$500,000.

         C. In consideration of the Guarantees, the Company wishes to issue to the Guarantors five-year warrants to purchase an aggregate of 500,000 shares of the Common Stock, $.01 par value (the "Common Stock"), of the Company (individually a "Warrant" and collectively the "Warrants").

         D. The Guarantors desire to remedy the inequities that may otherwise result from other than pro rata payments on the Guarantees by providing for appropriate indemnification and contribution rights and obligations among the Guarantors.

        NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantors hereto agree as follows:

         1. Issuance of Warrants. On the date hereof, the Company shall issue Warrants to each of the Guarantors, in the form attached as EXHIBIT A hereto, in the following denominations: Bird, 25,000 shares; Feltl, 87,500 shares; King, 87,500 shares; Maudlin, 50,000 shares; and Mills, 250,000 shares.

         2. Company Liability to Guarantors for Payments on Guarantees. Upon any Guarantor's payment to BankWindsor under his Guaranty (a "Claim"),



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              (a)  the Company shall be obligated to immediately reimburse such
                   Guarantor for the full amount of such Claim, together with 18% annual interest accrued thereon from the date the Claim was paid; or

              (b) in lieu of such reimbursement, such Guarantor may elect to convert the amount of the Claim (together with accrued interest) into Common Stock at a conversion price equal to 50% of the average last sale price of the Common Stock for the 30 consecutive trading days immediately preceding such conversion. If any Guarantor makes such an election, the Company shall file, as soon as practicable, a registration statement on Form S-3 (the "Registration Statement") to register the Common Stock under the Securities Act and such Blue Sky Laws of those states as are reasonably selected by the Guarantor. The Company shall use its best efforts to have the Registration Statement declared effective by the Securities and Exchange Commission (the "Commission") as soon as practicable. The Company shall keep the Registration Statement effective and current until all the Common Stock is sold or the Common Stock may be sold under Rule 144(k) under the Securities Act, whichever is earlier. The Company shall bear all expenses and fees incurred in connection with the preparation, filing, and amendment of the Registration Statement, except that the Guarantor shall pay all fees, disbursements and expenses of any counsel or expert retained by the Guarantor and all underwriting discounts and commissions, filing fees and any transfer or other taxes relating to the Common Stock included in the Registration Statement.

         3.   Indemnification.

              (a) It is the intention of this Agreement that no Guarantor shall be liable for more than his share of a Claim, as set forth in subsection (b) of this Section. Accordingly, each Guarantor (in such capacity an "Indemnifying Guarantor") hereby agrees to indemnify and hold harmless the other Guarantors (in such capacity an "Indemnified Guarantor") from and against any Claim which is not reimbursed by the Company pursuant to Section 2(a) hereof to the extent, and only to the extent, that such Claim exceeds the Indemnified Guarantor's share of such Claim. Upon any Guarantor's payment of a Claim, such Guarantor shall deliver notice thereof (the "Notice of Claim") in reasonable detail to the Company and the other Guarantors. Within five (5) business days following receipt of the Notice of Claim, each Guarantor required to make an indemnification payment pursuant to this Section shall deliver the same by certified check to the Guarantor who paid such Claim. Each Indemnifying Guarantor shall also reimburse the Indemnified Guarantor for all costs (including, without limitation, attorneys' fees) of collecting amounts due the Indemnified Guarantor pursuant to this Section from such Indemnifying Guarantor.

              (b) Each Guarantor's share of a Claim shall be as follows: Bird, 5%; Feltl, 17.5%; King, 17.5%; Maudlin, 10%; and Mills, 50%.





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         4.   Contribution.

              (a) If and to the extent that the remedies provided in Section 3 to an Indemnified Guarantor are insufficient due to the Insolvency (as defined in subsection (b) below) of any Indemnifying Guarantor, the Indemnified Guarantor shall be entitled to a contribution from each solvent Indemnifying Guarantor such that the aggregate of such contributions totals the excess of the Indemnified Guarantor's payment of such Claim over such Indemnified Guarantor's share of such Claim (for this purpose, such share shall be calculated by allocating the amount of the Claim among the solvent Guarantors based upon the percentage shares set forth in Section 3(b)). The Indemnified Guarantor shall deliver a request for contribution (the "Contribution Request") in reasonable detail to the Company and to the solvent Indemnifying Guarantors regarding his or her right to contribution hereunder. Within five (5) business days following receipt of the Contribution Request, each solvent Indemnifying Guarantor required to make a contribution payment pursuant to this Section shall deliver the same by certified check to such Indemnified Guarantor.

              (b) An Indemnifying Guarantor shall be deemed "Insolvent" if such Indemnifying Guarantor (i) applies for or consents to the appointment of a receiver, trustee, or liquidator, (ii) is unable, or admits in writing his or her inability to pay debts as they mature, (iii) makes a general assignment for the benefit of creditors, (iv) is adjudicated bankrupt or insolvent; (v) files a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law; or (vi) fails to successfully dismiss an involuntary petition filed against him or her.

         5. Draws under BankWindsor Financing. The Chairman of the Board of the Company, in his or her sole discretion, shall determine the amount and timing of draws to be made under the BankWindsor Financing, subject to the maximum amount set forth in paragraph A. above.

         6. Amendment, Waiver and Third Party Beneficiaries. This Agreement may not be amended orally, but only by an instrument in writing signed by all of the parties hereto. No delay or failure on the part of any Guarantor to exercise any power or right hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right. The Guarantors acknowledge and agree that this Agreement is not intended to create any third party beneficiary rights.

         7. Partial Invalidity. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not effect other provisions or applications which can be given effect, and this Agreement shall be construed as if the lawful and unenforceable provision or application had never been contained hereby or prescribed hereby.

         8. Governing Law, Submission to Jurisdiction. All question concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal law, and not the law of conflicts of law, of the State of Minnesota. Each




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of the parties hereto consents and agrees to the jurisdiction of any state court sitting in the City of Minneapolis, State of Minnesota, or any federal court sitting in the city of Minneapolis, State of Minnesota, and waives any objection based on venue or forum non conveniens with respect to any action instituted therein.

         9. Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which taken together will constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.

CAFE ODYSSEY, INC.


By     /s/ Stephen D. King
Name: Stephen D. King
Title: Chief Executive Officer



                                            /s/ Timothy I. Maudlin
-------------------------------------       TIMOTHY I. MAUDLIN
MICHAEL A. BIRD



                                            /s/  Wayne W. Mills
-------------------------------------       WAYNE W. MILLS
JOHN E. FELTL



/s/ Stephen D. King
STEPHEN D. KING















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